                                                                    EXHIBIT 10.4


                              LEASE AMENDMENT NO. 3

This Agreement, made this 5 day of August, 1999, by and between BLN Office Park Associates ("Landlord") and Adaytum Software Limited ("Tenant").

         Whereas, the Landlord and the Tenant entered into a written agreement of Lease dated September 16, 1998 (herein collectively called the "Lease"), whereby the Landlord leased to the Tenant approximately 10,300 square feet of office space located on the fourth level of Phase II of the BLN Office Park, to be used and occupied as the Tenant's office for the transaction of its business; and

         Whereas, the Landlord and the Tenant entered into Lease Amendment No. 1 dated October 19, 1998 whereby the Lease was extended; and

         Whereas, the Landlord and the Tenant entered into Lease Amendment No. 2 dated January 7, 1999, whereby the Lease was extended; and

         Now therefore, in consideration of the foregoing premises; the parties hereto hereby agree to supplement and amend this Lease effective as of the 1st day of November 1999 in the following particulars:

         1. In reference to the Lease and pertaining to Section 2 LEASED PREMISES, after the words "those certain premises comprising approximately" in the printed portion of the Lease change the rentable area from "10,300" to "33,809".

         2. In reference to Article 1 of Lease Amendment No. 2, in Section 3, TERM, after the words "to and including the", in the printed portion of the Lease change the date from "31st day of January, 2005" to the "31st day of July, 2006".

         3. In reference to Article 2 of Lease Amendment No. 2 and pertaining to BASE RENT payable in Section 4 of the printed portion of the Lease shall be as follows:

                  PERIOD                                    ANNUAL BASE RENT         MONTHLY BASE RENT
                  ------                                    ----------------         -----------------
         February 1, 1999 through and including
         October 31, 1999                                   $233,810.04              $19,484.17

         November 1, 1999 through and including
         December 31, 1999                                  $417,634.60              $34,802.88

         January 1, 2000 through and including
         March 31, 2000                                     $601,436.50              $50,119.71

         April 1, 2000 through and including
         June 30, 2000                                      $684,450.40              $57,037.53

         July 1, 2000 through and including
         July 31, 2006                                      $767,464.30              $63,955.36

The Base Rent is also subject to increase due to increases in operating costs and taxes as described in paragraphs 5 and 6 of the Lease.

         4. In reference to Section 5 of the Lease and pertaining to CONTRIBUTION TO OPERATING COSTS of the Lease, after the words, "which fraction is" in paragraph (b) (ii) of the printed portion on the Lease, change the factor "3.063%" to the following schedule:

                  PERIOD                                            PERCENTAGE
                  ------                                            ----------
         February 1, 1999 through and including
         October 31, 1999                                           3.063%

         November 1, 1999 through and including
         December 31, 1999                                          5.471%

                                       1

         January 1, 2000 through and including
         March 31, 2000                                             7.879%

         April 1, 2000 through and including
         June 30, 2000                                              8.966%

         July 1, 2000 through and including
         July 31, 2006                                              10.054%

                  Effective November 1, 1997, the Tenant's proportionate share of the building is calculated upon 336,292 square feet, which is the total square footage of both buildings of the BLN Office Park.

         5. Exhibit A of the Lease shall be substituted with Exhibit A-1 effective November 1, 1999.

         6. In reference to Article 3 of Lease Amendment No. 2, and pertaining to ARTICLE 2 and ARTICLE 3 of EXHIBIT F, of the Lease shall be deleted in their entirety and replaced with the following:

ARTICLE 2

         RENEWAL OPTION: The Tenant shall have the right to renew the Lease for an additional term of five (5) years ("Renewal Option") commencing August 1, 2006 and terminating July 31, 2011. Said Renewal Option shall be conditioned upon the following terms and conditions:

         a. On or before August 1, 2005, Tenant must provide written notice to Landlord of its intention to exercise its renewal option.

         b. The Base Rent charged during the Renewal Option shall be the then "current market rate" charged for space in the BLN Office Park. The Landlord shall provide the "current market rate" by March 1, 2005.

         c. In order to exercise the Renewal Option, the Tenant must give written notice to Landlord on or before March 1, 2005 of its acceptance of the "current market rate" submitted by Landlord.

         d. During the extended term, the same terms, covenants, conditions, provisions and agreements shall apply as are provided for in this Lease and subject to Section 5 of the printed portion of the Lease.

         e. The Renewal Option rights of the Tenant are conditioned upon the Lease being in full force and effect without default thereunder on the date the Tenant exercised its Renewal Option up to and including July 31, 2006.

         f. Both Landlord and Tenant agree to amend this Lease to incorporate the correct rent charges and any other changes made necessary by this provision.

ARTICLE 3

         RIGHT OF FIRST OFFER 1.: This Article 3 has been exercised and is null and void in its entirety.

         7. LEASEHOLD IMPROVEMENTS. In conjunction with the Tenant taking the remaining fourth floor space outlined on Exhibit A-1, the Landlord agrees to provide those Leasehold Improvements outlined in Tenant's plans. However, it is understood by both parties that Landlord's contribution will not exceed $364.390.00 for the following costs related to Leasehold Improvements:

         1)       Tenant's Plans

         2) Leasehold Improvements to the Leased Premises as outlined in Tenant's Plans.

Any costs incurred in excess of $364,390.00 will be the responsibility of Tenant and will be paid by Tenant to Landlord within thirty (30) days of completion of the Leased Premises, and invoicing.

         Area 1, further outlined in yellow on Exhibit A-1, shall be completed in accordance with a floor plan to be developed and ready for occupancy October 15, 1999.

         Area 2, further outlined in blue on Exhibit A-1 shall be completed in accordance with a floor plan to be developed and ready for occupancy January 1, 2000.

         In witness whereof, this instrument has been duly executed by the parties hereto as of the day, month and year written above.

LANDLORD:                               TENANT:

BLN Office Park Associates II           Adaytum KPS Software Limited

By:      /S/ John R. Kofski             By:     /S/  Michael H. Mehr
   ----------------------------------      -------------------------------------

Its:     Managing Agent                 Its:    VP of Finance & Administration
    ---------------------------------       ------------------------------------